Exhibit 99.1

Professional Diversity Network Announces Share Repurchase Program
CHICAGO, December 3, 2013 (GLOBE NEWSWIRE) -- Professional Diversity Network, Inc. (NASDAQ:IPDN), (the “Company”) a developer and operator of online networks that provide access to employment opportunities for diverse professionals in the United States, announced today that its Board of Directors has authorized a renewal of the Company’s share repurchase program pursuant to which the Company may repurchase up to $1 million of its outstanding common stock.
The repurchases under the program will be made from time to time over the next 6 months at prevailing market prices in open market or privately negotiated transactions, depending upon market conditions. The manner, timing and amount of any repurchases will be determined by the Company based on an evaluation of market conditions, stock price and other factors and made in compliance with the anti-fraud and anti-manipulation provisions of the Securities Exchange Act of 1934. In any event, no repurchases may be made after the Company's trading window closes, which will be on the 10th day of the final month of each fiscal quarter and no repurchases may be made prior to the period that starts after the third full trading day following the release of the Company’s annual and quarterly earnings.
Under the program, the purchases will be funded from available working capital, and the repurchased shares will be held in treasury. The program does not obligate the Company to acquire any particular amount of common stock, and it may be modified or suspended at any time at its discretion.  The Company had 6,318,227 shares outstanding as of the Company’s most recent Form 10-Q issued on November 12, 2013.

About Professional Diversity Network, Inc.

The Professional Diversity Network platform provides employers that value diversity with access to diverse talent to meet their hiring needs. Professional Diversity Network owns and operates professional networking communities including: iHispano.com for Hispanic professionals, AMightyRiver.com for African-American professionals, WomensCareerChannel.com for professional women, Military2Career.com for Veterans, ProAble.net for professionals with disabilities, OutProNet.com for professionals in the LGBT community, and AsianCareerNetwork.com for Asian-American professionals. For more information, visit www.prodivnet.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 concerning Professional Diversity Network, certain non-financial metrics, such as strategic acquisitions, earnings and cash flow projections, direct sales force development and Professional Diversity Network’s business strategies.. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to Professional Diversity Network, based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements can generally be identified by words such as "may" "anticipate," "believe," "plan," "could," "estimate," "expect," "forecast," "guidance," "intend," "may," "possible," "potential," "predict," "project" or other similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of Professional Diversity Network's control. Therefore, investors and shareholders should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include Professional Diversity Network's ability to maintain its business relationships with its key customers; unanticipated changes and competition in the online recruitment market; unanticipated downturns in the economy; Professional Diversity Network's ability to generate recruitment revenue through direct sales, unexpected technical or marketing difficulties; unexpected claims, charges or litigation; and new laws and governmental regulations. The foregoing list of factors is not exhaustive. Investors and shareholders should carefully consider the foregoing factors and the other risks and uncertainties that affect Professional Diversity Network's business described in its Annual Report on Form 10-K. The forward-looking statements in this press release speak only as of the date they were made. Professional Diversity Network does not assume any obligation to update these forward-looking statements.

CONTACT: Professional Diversity Network, Inc.
         David Mecklenburger, CFO
         312-614-0944
         dmecklenburger@prodivnet.com

         Media Relations
         Rachelle Pachtman
         Pachtman Communications
         212-996-1715/646-287-2952
         rachelle@pachtman.com

         Capital Markets Advisor
         Merriman Capital, Inc.
         Douglas Rogers, Managing Director
         Head of Capital Markets Advisory Group
         415-248-5612
         drogers@merrimanco.com